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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-A/A
                                (AMENDMENT NO. 1)
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              The BISYS Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                               13-3532663
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(State of Incorporation or Organization)             (I.R.S. Employer
                                                     Identification no.)

 90 Park Avenue, New York, New York                        10016
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(Address of Principal Executive Offices)                 (Zip Code)

 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective            Exchange Act and is effective
 pursuant to General Instruction          pursuant to General Instruction
 A.(c), please check the following box.   A.(d), please check the following box.
 [X]                                      [ ]

Securities Act registration statement file number to which this form relates:_______________

        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered
        -------------------                    ---------------------------------

Common Stock Purchase Rights                      New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:
None.
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                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


      On June 14, 2002, the Board of Directors (the "Board") of The BISYS Group, Inc. (the "Company") voted to amend the existing Rights Agreement, dated as of May 8, 1997 (the "Rights Agreement"), between the Company and The Bank of New York (the "Rights Agent"). Effective August 15, 2002, the Rights Agreement was amended to: (1) increase the purchase price for one share of Company Common Stock pursuant to the exercise of a Right to $175 per share, after giving effect to adjustments for stock splits of the Company's Common Stock occurring prior to the date of such amendment; (2) eliminate certain provisions relating to Board action; and (3) effect other immaterial technical and updating changes.

      A copy of Amendment No. 1 to the Rights Agreement ("Amendment No. 1"), is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Amendment No. 1.
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ITEM 2.  EXHIBITS.

4.1 Rights Agreement, dated as of May 8, 1997, between The BISYS Group, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to
      Exhibit 2.1 to the Company's Form 8-A filed with the Commission on May 8,
      1997).

4.2 Amendment No. 1 to Rights Agreement, dated as of August 15, 2002, between the BISYS Group, Inc. and The Bank of New York, as Rights Agent.



                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        THE BISYS GROUP, INC.



Date:  September 26, 2002               By:       /s/ Kevin J. Dell
                                               ---------------------------------
                                        Name:  Kevin J. Dell
                                        Title: Executive Vice President, General
                                               Counsel and Secretary

                                INDEX OF EXHIBITS

Exhibit No.       Description

    4.1 Rights Agreement, dated as of May 8, 1997, between The BISYS Group, Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A filed with the Commission on May 8, 1997).

    4.2 Amendment No. 1 to Rights Agreement, dated as of August 15, 2002, between The BISYS Group, Inc. and The Bank of New York, as Rights Agent.